                                                                     EXHIBIT 2.1

                                    PLAN OF
                     REORGANIZATION AND AGREEMENT OF MERGER


          This Plan of Reorganization and Agreement of Merger ("Agreement") dated as of the _____, day of _________________, 1996, by and among FIRST NATIONAL BANK OF PONTOTOC, a banking association organized under the laws of the United States of America ("First National"), FIRST INTERIM NATIONAL BANK OF PONTOTOC, a banking association organized under the laws of the United State of America ("Interim Bank") and PONTOTOC BANCSHARES CORP., a Mississippi corporation ("Holding Company"):

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, First National and Interim Bank are duly organized and existing under the laws of the United States of America with their principal offices at 19 South Main Street, Pontotoc, County of Pontotoc, Mississippi; and

          WHEREAS, Interim Bank has been organized and has authorized capital stock of $330,000.00, divided into 33,000 shares of common stock of the par value of $10.00 each; on the date hereof, there are no shares of common stock of Interim Bank issued or outstanding; prior to the Effective Date (hereinafter defined), Interim Bank will have 600 shares of common stock issued and outstanding, and immediately prior to the Effective Date, all of such outstanding shares of common stock will be owned by Holding Company; and

          WHEREAS, First National has authorized capital stock of $330,000.00, divided into 33,000 shares of common stock of the par value of $10.00 each, of which 33,000 shares are issued and outstanding; and

          WHEREAS, Holding Company is a business corporation, duly organized and existing under the laws of the State of Mississippi, having its registered office at 19 South Main Street, Pontotoc County, Pontotoc, Mississippi and having its principal place of business at 19 South Main Street, Pontotoc, Mississippi, with authorized stock consisting of 3,000,000 shares of common stock of no par value, of which 1 share is issued and outstanding and 1,000,000 shares of preferred stock of no par value of which 0 shares are issued and outstanding; and

          WHEREAS, the Board of Directors of First National and the Board of Directors of Interim Bank have approved this Agreement, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of 12 USC (S) 215a under which First National shall be merged into Interim Bank and have authorized the execution hereof; and the Board of Directors of Holding Company has approved this Agreement, authorizing Holding Company to join in and be bound by this Agreement and authorizing the undertakings and representations herein made by Holding Company including the issuance of common stock after consummation of the reorganization and merger contemplated in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in order to prescribe the plan of the proposed reorganization and merger, the terms and conditions of the reorganization and merger, the mode of carrying the same into effect, the manner and basis of exchanging the shares of stock of First National, and such other details and provisions as are deemed necessary, desirable, or proper, the parties hereby agree as follows:

                                   ARTICLE 1.
                           REORGANIZATION AND MERGER

          1.1. First National shall be merged into Interim Bank under the Articles of Association and Charter of Interim Bank at the Effective Date. Interim Bank will be the "receiving association" as that term is used in Section 215a of Title 12 of the United States Code and is herein called the "Surviving Bank" whenever reference is made to it as of the Effective Date or thereafter. The business of Interim Bank shall be that of a national banking association and shall be conducted by Interim Bank at its main office which shall be located at 19 South Main Street, Pontotoc, Mississippi, and at its legally established branches.

          1.2. At the Effective Date, the name of Surviving Bank shall be "First National Bank of Pontotoc." The Articles of Association and Bylaws of the Surviving Bank shall be as set forth in Exhibits A and B, respectively, attached hereto and made a part hereof. The office of First National immediately prior to the reorganization and merger shall become the office of the Surviving Bank.

          1.3. At the Effective Date, the corporate existence of First National and Interim Bank shall be merged into and continued in the Surviving Bank and the Surviving Bank shall be deemed to be the same association as First National and Interim Bank. All rights, franchises and interest of First National and Interim Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the merger without any deed or other instrument of transfer, and the Surviving Bank, without other action, shall hold and enjoy all rights of property, franchises, and interests, and all rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests are held or enjoyed by First National and Interim Bank, respectively, at the time the merger becomes effective.

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

          1.4. At the Effective Date, the Surviving Bank shall be liable for all liabilities of First National and Interim Bank; all deposits, debts, liabilities, obligations and contracts of First National and of Interim Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of First National or Interim Bank, as the case may be, shall be those of the Surviving Bank, and shall not be released or impaired by the merger; and all rights of creditors and other obligees and all liens on property of either First National or Interim Bank shall be preserved unimpaired.

          1.5. The directors, advisory directors and officers of the Surviving Bank at the Effective Date shall be those persons who are directors or advisory directors and officers, respectively, of First National immediately before the Effective Date. The committees of the Board of Directors of the Surviving Bank at the Effective Date shall be the same as, and shall be composed of the same persons who were serving on, committees appointed by the Board of Directors of First National as they exist immediately before the Effective Date. The committees of officers of the Surviving Bank at the Effective Date shall be the same as, and shall be composed of the same officers who were serving on the committees of officers of First National as they exist immediately before the Effective Date.

          1.6. Other than the Bylaws of First National, all corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of First National and Interim Bank, their respective shareholders, Board of Directors, committees elected or appointed by their Boards of Directors, officers and agents, which were valid and effective immediately before the Effective Date shall be taken for all purposes at and after the Effective Date as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of the Surviving Bank and shall be effective and binding thereon as the same were with respect to First National and Interim Bank immediately before the Effective Date.

                                   ARTICLE 2.
                CONVERSION, EXCHANGE, AND CANCELLATION OF SHARES

          2.1. The manner of converting and exchanging the issued and outstanding shares of common stock of First National into shares of common stock of Holding Company shall be as hereafter provided in this Article 2.

          2.2.  At the Effective Date:

          (a) Each issued and outstanding share of common stock of First National shall, by virtue of the reorganization and merger and without any action on the part of the holder thereof, be converted into and exchangeable for 10 shares of common stock of Holding Company. From and after the Effective Date, each outstanding stock certificate theretofore representing shares of First National common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Holding Company common stock into which such shares of First National common stock shall have been converted. First National stock certificates shall be exchanged for Holding Company stock certificates in the manner set forth in Section 2.3 below;

          (b) Holding Company shall repurchase at the original selling price any shares of Holding Company common stock owned by the Incorporators and Directors of Holding Company immediately prior to the Effective Date and such shares of common stock of Holding Company shall be cancelled;

          (c) Surviving Bank shall issue to Holding Company 33,000 shares of its common stock.

          (d) All certificates which before the Effective Date evidenced the share of Interim Bank common stock owned by the Holding Company immediately before the Effective Date shall be cancelled on the Effective Date.

          2.3. (a) As soon as practicable but in any event within six (6) months after the Effective Date, First National shareholders will be issued the number of shares of Holding Company common stock into which such shares of First National common stock shall have been converted as described in Section 2.2(a) above and Holding Company shall mail to each holder of record of a certificate or certificates representing outstanding shares of First National common stock ("Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Holding Company) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Holding Company common stock. Upon surrender of a Certificate for exchange and cancellation to Holding Company together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing shares of Holding Company common stock and the Certificate so surrendered shall forthwith be cancelled.

          (b) No dividends or other distributions declared after the Effective Date with respect to Holding Company common stock or First National common stock shall be distributed by Holding Company to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holding Company common stock exchanged for such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Holding Company common stock for which his or her First National common stock are exchanged.

          (c) If any certificate representing shares of Holding Company common stock is to be transferred in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the transfer thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to Holding Company in advance any transfer or other taxes required by reason of the transfer of a certificate representing shares of Holding Company common stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of Holding Company that such tax has been paid or is not payable.

          (d) After the Effective Date there shall be no transfers on the stock transfer books of First National of the shares of First National common stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented for transfer to First National, they shall be cancelled and exchanged for certificates representing shares of Holding Company common stock as provided in this Article 2.

          (e) Replacements for any such Certificates which have been stolen or lost may be obtained according to the usual procedures of First National in order to permit the surrender of such replacement Certificates.

                                   ARTICLE 3.
                               DISSENTERS' RIGHTS

          Any shareholder of First National who has voted against the merger at the meeting of the shareholders of the bank or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when the merger shall be approved by the Comptroller of the Currency upon written request made to the Surviving Bank at any time before 30 days after the consummation of the merger, accompanied by the surrender of his stock certificate. The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the Surviving Bank; and
(3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant. If, within 90 days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as hereafter provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Surviving Bank. The value of the shares ascertained shall be promptly paid in cash to the dissenting shareholders by the Surviving Bank. The shares of stock of the Surviving Bank which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the Surviving Bank at an advertised public auction, and the Surviving Bank shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as the Board of Directors of the Surviving Bank by resolution shall determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess of such sale price shall be paid to such dissenting shareholders.

                                   ARTICLE 4.
               REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

          Holding Company hereby represents and warrants as follows:

          4.1. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi.

          4.2. Holding Company has no subsidiaries at the date of this Agreement other than Interim Bank. Between the date hereof and the Effective Date, Holding Company will not create or acquire any additional subsidiaries, without the consent of First National.

          4.3. Holding Company has caused Interim Bank to be organized with an aggregate of 33,000 shares of authorized common stock, and immediately prior to the Effective Date, Holding Company will own 600 shares of the common stock of Interim Bank. No other person or entity shall own any shares of the common stock of Interim Bank immediately preceding the Effective Date.

          4.4. The authorized capital stock of Holding Company consists, as of the date hereof, of 3,000,000 shares of common stock, no par value and 1,000,000
shares of preferred stock, no par value.   One share of common stock of Holding
Company has been issued to Buddy R. Montgomery, as President of First National, for purposes of organizing the Holding Company. On the Effective Date, Holding Company shall repurchase all shares outstanding before the Effective Date at the issue price. Except for such shares issued to Mr. Montgomery, Holding Company does not have any shares of its common stock or preferred stock issued or outstanding and does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its common or preferred stock.

          4.5. Compliance with the terms and provisions of this Agreement by Holding Company will not conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Holding Company is a party, or constitute a default thereunder.

          4.6. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Holding Company.

          4.7. Holding Company has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

          4.8. On or prior to the Effective Date, Holding Company will take such action and execute and deliver all such agreements and other documents, and duly reserve for issuance all such shares of common stock of Holding Company as may be necessary to effectuate the provisions of this Agreement. All such shares of common stock of Holding Company when delivered, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and will be voting stock of Holding Company.

                                   ARTICLE 5.
                REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL

          First National hereby represents and warrants as follows:

          5.1. First National is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has corporate power and is duly authorized to carry on its business as it is now being conducted.

          5.2. The authorized capital stock of First National consists of the date hereof of 33,000 shares of common stock, $10.00 par value per share, of which 33,000 shares are issued and outstanding.

          5.3. First National has no subsidiaries. First National will not organize or acquire any subsidiaries prior to the Effective Date.

          5.4. Compliance with the terms and provisions of this Agreement by First National will not conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which First National is a party or constitute a default thereunder.

          5.5. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of First National.

          5.6. First National has complete and unrestricted power to enter into and consummate the transactions contemplated by this Agreement.

                                   ARTICLE 6.
                 REPRESENTATIONS AND WARRANTIES OF INTERIM BANK

          Interim Bank hereby represents and warrants as follows:

          6.1. Interim Bank is a national banking association, and immediately before the Effective Date, will be duly organized, validly existing and in good standing under the laws of the United States of America, and will have corporate power and will be duly authorized to carry on its business as then being conducted.

          6.2. The authorized capital stock of Interim Bank consists of 33,000 shares of common stock, $10.00 par value per share, of which immediately prior to the Effective Date 600 shares will be validly issued and outstanding. Except as may be contemplated by this Agreement, Interim Bank does not have any outstanding subscriptions, options, or other arrangements or commitments obligating Interim Bank to issue any shares of its common stock.

          6.3. Compliance with the terms and provisions of this Agreement by Interim Bank will not conflict or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Interim Bank is a party, or constitute a default thereunder.

          6.4. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Interim Bank.

          6.5. Interim Bank has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

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                                   ARTICLE 7.
             OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

          7.1. As soon as practicable, this Agreement shall be duly submitted to the shareholders of First National and Interim Bank for the purpose of considering and acting upon this Agreement in the manner required by law and their respective Articles of Association. Each such bank shall use its best efforts to obtain the requisite approval by its shareholders of this Agreement and the transactions contemplated herein and after obtaining such approval, such banks, through their respective officers and directors, shall execute and file with the appropriate regulatory authorities all documents and papers necessary, and such banks shall take every reasonable and necessary step and action to comply with and to secure each approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations.

          7.2. Holding Company will cause to be filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, relating to the solicitation by First National of its shareholders' proxies for approval of the reorganization and merger and the transactions contemplated herein, and shall use its best efforts to cause such Registration Statement or such other filings or documents as may be required to be qualified or exempted under the Blue Sky Laws of Mississippi and of any other state in which it deems such qualification or exemption required.

                                   ARTICLE 8.
                    CONDITIONS PRECEDENT TO THE CONSUMMATION
                        OF THE REORGANIZATION AND MERGER

          The obligations of the parties hereto to consummate the reorganization and merger contemplated hereby shall be subject to the conditions that on or before the Effective Date:

          8.1. Interim Bank shall have issued and sold, for $10.00 per share, an aggregate of 600 shares of its common stock all of which shares shall be owned by the Holding Company.

          8.2. Each of the parties hereto shall have performed and complied with all of its obligations hereunder which are to be complied with or performed on or before the Effective Date.

          8.3. This Agreement and the reorganization and merger and related transactions contemplated hereby shall have been duly and validly authorized, approved, and adopted, at a meeting of shareholders by the holders of not less than two-thirds of the shares of common stock of First National and shall have been approved by the holders of not less than two-thirds of the shares of common stock of Interim Bank.

          8.4. All required orders, consents and approvals, in form and substance reasonably satisfactory to all the parties hereto, shall have been entered by the Board of Governors of the Federal Reserve System, and the Comptroller of the Currency, granting the authority necessary for consummation of the transactions contemplated by this Agreement and all other requirements prescribed by law and the rules and regulations of any other regulatory authority shall have been satisfied.

          8.5. First National shall have received from its counsel an opinion, to the effect that:

     (a) Neither First National, Interim Bank nor the Holding Company will recognize any gain or loss as a result of the reorganization;

     (b) No gain or loss will be recognized to the shareholders of First National upon conversion of their shares; the tax basis of shares of the Holding Company's Common Stock received in the reorganization will be the same as the tax basis of the shares of First National's Common Stock previously owned; and if the shares of First National's Common Stock were held as capital assets, the holding period of the shares of Holding Company's Common Stock received will include the holding period of the shares of First National's Common Stock exchanged therefor; and

     (c) A shareholder of First National who exercises his rights as a dissenter and thereby receives cash for his shares will recognize income, gain or loss measured by the difference between the amount of cash received and the tax basis of his shares of First National's Common Stock, subject to the provisions of Code Section 302. Such distributions will generally be treated as capital gain or loss if the shares were held as capital assets. However, a dissenting shareholder must take into account the effect that Sections 302 and 318 of the Code may have in determining consequences of the transaction if he receives only cash, which could cause the distributions to be treated as ordinary income or, possibly, as a dividend to the dissenter.

     8.6. No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the reorganization and merger, contemplated herein, or which might restrict the operation of the business of the Surviving Bank or the ownership of the common stock of the Surviving Bank or the exercise of any rights with respect thereto by Holding Company or to subject any of the parties hereto or any of their directors or officers to any liability, fine, forfeiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their directors or officers have breached or will breach any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and with respect to which the parties hereto have ben advised by counsel that, in the opinion of counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     8.7. It shall have been determined to the satisfaction of First National and Holding Company that the reorganization and merger will be treated for accounting purposes similar to a "pooling of interests", whereby the assets, liabilities and retained earnings of First National and Interim Bank will be carried forward on the financial statements of the Surviving Bank and Holding Company on a consolidated basis, at the amount carried on their respective books at the Effective Date, by Interim Bank and by First National.

                                   ARTICLE 9.
                        ADDITIONAL CONDITIONS PRECEDENT

     9.1. Each obligation of Holding Company and Interim Bank to be performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

     (a) The representations and warranties made by First National and Interim Bank in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date;

     (b) Holding Company shall have received a favorable opinion of Phelps Dunbar, L.L.P. in form and substance satisfactory to it that:

     (i) First National is a duly organized, and validly existing national banking association under the laws of the United States of America;

     (ii) the execution and delivery of this Agreement did not, and the consummation of the reorganization and merger contemplated hereby will not, violate any provisions of the Articles of Association of First National;

   (iii) Interim Bank is a duly organized and validly existing national banking association under the laws of the United States of America.

     (iv) the execution and delivery of this Agreement did not, and the consummation of the reorganization and merger contemplated hereby will not, violate any provisions of the Articles of Association or Bylaws of Interim Bank; and

     (v) The Board of Directors and shareholders of First National and Interim Bank have taken all corporate action required by their respective Articles of Association and Bylaws and by the applicable banking laws to authorize the execution and delivery of this Agreement and to approve the reorganization and merger in accordance with the terms of this Agreement; First National and Interim Bank have obtained the requisite approvals from the Board of Governors of the Federal Reserve System and other regulatory bodies to whom First National and Interim Bank are subject, to consummate the reorganization and merger contemplated by this Agreement; and this Agreement is a legal, valid and binding agreement of First National and Interim Bank in accordance with its terms.

     9.2. Each obligation of First National to be performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

     (a) The representations and warranties made by Holding Company and by Interim Bank contained in this Agreement shall be true as though such representations and warranties had been made or given at and as of the Effective Date;

     (b) This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by the Board of Directors of Holding Company and the shareholders of Interim Bank;

     (c) First National shall have received a favorable opinion of Phelps Dunbar, L.L.P. in form and substance satisfactory to First National that:

     (i) Holding Company is duly organized, validly existing and in good standing under the laws of the State of Mississippi, and its authorized and issued common stock and preferred stock as of the Effective Date is as stated in this Agreement;

     (ii) Holding Company has corporate power to execute and deliver this Agreement; the Board of Directors of Holding Company has taken all action required by its Articles of Incorporation and Bylaws to authorize such execution and delivery, to approve the reorganization and merger contemplated hereby, and to authorize the issuance of the shares of Holding Company stock necessary to consummate the reorganization and merger; and this Agreement is a legal, valid and binding agreement of Holding Company in accordance with its terms;

   (iii) The shares of common stock of Holding Company to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered as contemplated by this Agreement, will have been legally and validly issued and will be fully paid and nonassessable;

     (iv) Interim Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and its authorized and issued common stock is as stated in this Agreement; and

     (v) Interim Bank has corporate power to execute and deliver this Agreement; the Board of Directors and the shareholders of Interim Bank have taken all action required by its Articles of Association and Bylaws and by the applicable banking laws to authorize such execution and delivery and to approve the reorganization and merger; and this Agreement is a legal, valid and binding agreement of Interim Bank in accordance with its terms.

                                  ARTICLE 10.
                                  AMENDMENTS

     First National, Holding Company, and Interim Bank, by mutual consent of their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after adoption hereof by shareholders of First National and Interim Bank, provided, however, that no such amendment, modification or supplement shall change the number of shares of common stock of Holding Company to be issued and exchanged for each share of common stock of First National or the exchange rate, except by the affirmative action of such shareholders as required by law and by the Articles of Association of First National.


                                  ARTICLE 11.
                          TERMINATION AND ABANDONMENT

     11.1. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the reorganization and merger abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of First National and Interim Bank) prior to the Effective
Date:

     (a) By mutual consent of the parties hereto;

     (b) By Holding Company or Interim Bank if any condition set forth in paragraphs 8.1 and through 8.7 of Article 8 and paragraph 9.1 of Article 9 has not been met or has not been waived;

     (c) By First National if any condition set forth in paragraphs 8.1 through
8.7 of Article 8 and paragraph 9.2 of Article 9 has not been met or has not been waived;

     (d) By Holding Company or Interim Bank if it or they shall have discovered any material error, misstatement or omission in the representations and warranties of First National contained herein;

     (e) By First National if it shall have discovered any material error, misstatement or omission in the representations and warranties of Holding Company or Interim Bank contained herein;

     (f) For any other reason consummation of the merger is inadvisable in the opinion of the Board of Directors of Holding Company, First National or Interim Bank.

     11.2. An election by a party hereto to terminate this Agreement and abandon the reorganization and merger as provided in paragraph 11.1 shall be exercised on behalf of such corporation or bank by its Board of Directors and shall become effective when conveyed in writing and received by the other parties hereto.

     11.3. In the event of the termination of this Agreement pursuant to the provisions of paragraph 11.1 hereof, the same shall become void and have no effect and create no liability on the part of any of the parties hereto or their respective directors, officers, or shareholders in respect of this Agreement.

     11.4. Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken only if, in the judgment of the Board of Directors or the officer taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the shareholders of First National.

                                  ARTICLE 12.
                                 EFFECTIVE DATE

     Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, including receipt of the approval of the Board of Governors of the Federal Reserve System, the reorganization and merger shall become effective at the time specified in the "Certificate Approving Merger" received from the Comptroller of the Currency, approving the reorganization and merger (such time being herein called the "Effective Date") and if no time be specified in said certificate, then the Effective Date shall be the time of the opening of business on the day specified in said certificate.

                                  ARTICLE 13.
                       TERMINATION OF REPRESENTATIONS AND
                       WARRANTIES AND CERTAIN AGREEMENTS

     The respective representations, warranties, covenants, and agreements of the parties hereto shall expire with, and be terminated and extinguished by, the reorganization and merger contemplated by and pursuant to this Agreement at the time of the consummation thereof at the Effective Date. None of the parties shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant, or agreement shall be to elect not to proceed with the reorganization and merger if such breach has resulted in failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.

                                  ARTICLE 14.
                          OFFICE AND BRANCH LOCATIONS

     The name and current location of the office and each branch of First National is as follows:

     First National Bank of Pontotoc
     Administrative Office
     19 South Main Street
     Pontotoc, Mississippi  38863

     Branch Office
     158 Highway 15 North
     Pontotoc, Mississippi  38863

     Interim Bank has no offices. The office and branches of the Surviving Bank will be at the same locations as set forth above as the office and branches of First National.

                                  ARTICLE 15.
                             DIRECTORS AND OFFICERS

     The Board of Directors and officers of the Surviving Bank upon the Effective Date shall consist of all persons who are directors and officers of First National immediately before the Effective Date.

                                  ARTICLE 16.
                                 MISCELLANEOUS

     16.1. This Agreement embodies the entire agreement among the parties and there have been no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

     16.2. Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed or sent by prepaid telegram and addressed as follows:

If to First National Bank of Pontotoc:

     First National Bank of Pontotoc
     P. O. Box 29
     19 South Main Street
     Pontotoc, Mississippi  38863-0029
     Attention:  President


If to Interim Bank:

     First Interim National Bank of Pontotoc
     P. O. Box 29
     19 South Main Street
     Pontotoc, Mississippi  38863-0029
     Attention:  President


If to Holding Company:

     Pontotoc BancShares Corp.
     P. O. Box 29
     19 South Main Street
     Pontotoc, Mississippi  38863-0029
     Attention:  President

     16.3. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

     16.4. Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, First National, Interim Bank and Holding Company have caused this Agreement to be executed by their duly authorized officers and their corporate seals affixed hereto, and directors constituting a majority of the Board of Directors of each such bank have hereunto subscribed their names.

                              FIRST NATIONAL BANK OF PONTOTOC


                              By:_______________________________________
                                 Buddy R. Montgomery, President

(SEAL)

ATTEST:


________________________________
Larry Russell, Secretary



__________________________  _____________________________
Anna Berryhill              Buddy R. Montgomery



__________________________  _____________________________
Larry Russell               Michael Simon



__________________________  _____________________________
Charles D. Thomas           J. Lowell Whitworth



__________________________
J. Richard Doty


     A majority of the directors of First National Bank of Pontotoc.

                              FIRST INTERIM NATIONAL BANK
                              OF PONTOTOC


                              By:_____________________________________
                                  Buddy R. Montgomery, President

(SEAL)

ATTEST:


__________________________
Larry Russell, Secretary


__________________________  _____________________________
Anna Berryhill              Buddy R. Montgomery


__________________________  _____________________________
Larry Russell               Michael Simon


__________________________  _____________________________
Charles D. Thomas           J. Lowell Whitworth


__________________________
J. Richard Doty

     A majority of the directors of First Interim National Bank of Pontotoc.

                              PONTOTOC BANCSHARES CORP.


                              By:__________________________________
                                 Buddy R. Montgomery, President
(SEAL)


ATTEST:


__________________________
Larry Russell, Secretary



__________________________  _____________________________
Anna Berryhill              Buddy R. Montgomery



__________________________  _____________________________
Larry Russell               Michael Simon



__________________________  _____________________________
Charles D. Thomas           J. Lowell Whitworth



__________________________
J. Richard Doty

     A majority of the directors of Pontotoc BancShares Corp.

                          ARTICLES OF ASSOCIATION OF
                    FIRsT INTERIM NATIONAL BANK OF PONTOTOC












                                   EXHIBIT A

                           ARTICLES OF ASSOCIATION
                                      OF
                    FIRST INTERIM NATIONAL BANK OF PONTOTOC


     For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

                                   ARTICLE 1
                                     NAME

     The name of the association shall be FIRST INTERIM NATIONAL BANK OF PONTOTOC, NATIONAL ASSOCIATION.

                                   ARTICLE 2
                                    OFFICES

     The main office of the Association shall be in the City of Pontotoc, County of Pontotoc, State of Mississippi. The general business of the Association shall be conducted at its main office and its branches.

                                   ARTICLE 3
                              BOARD OF DIRECTORS

     SECTION 3.1. NUMBER. The Board of Directors of this Association shall consist of not less than five nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Association or of a holding company owning the Association, with an aggregate equity value of not less than $25,000 as of either (a) the date of purchase, (b) the date the person became a director, or (c) the date of that person's most recent election to the Board of Directors, whichever is more recent. Any combination of common or preferred stock of the Association or holding company may be used.

     SECTION 3.2. VACANCIES. Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (a) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or (b) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     SECTION 3.3. TERMS. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     SECTION 3.4. HONORARY DIRECTORS. Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

                                   ARTICLE 4
                           MEETINGS OF SHAREHOLDERS

     SECTION 4.1. ANNUAL MEETING. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

     SECTION 4.2. CUMULATIVE VOTING. In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

     SECTION 4.3. NOMINATIONS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the Association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (a)  The name and address of each proposed nominee.

     (b)  The principal occupation of each proposed nominee.

     (c) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

     (d)  The name and residence address of the notifying shareholder.

     (e) The number of shares of capital stock of the Association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in the discretion of the chair of the meeting, be disregarded by the chair of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     SECTION 4.4. RESIGNATION. A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     SECTION 4.5. REMOVAL. A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

                                   ARTICLE 5
                                 CAPITAL STOCK

     SECTION 5.1. AUTHORIZED CAPITAL STOCK. The authorized amount of capital stock of this Association consists of 33,000 shares of common stock of the par value of Ten Dollars ($10) per share. The capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     SECTION 5.2. PREEMPTIVE RIGHTS. If the capital stock is increased by the sale of additional shares of voting stock or interests convertible thereto, each holder of any class of voting stock shall be entitled to subscribe for such additional shares of voting stock or interests convertible thereto, in proportion to the percentage of shares he or she owns. If the capital stock is increased by the sale of additional shares of stock with preferential distribution rights or interests convertible thereto, each holder of any class of stock with equal or inferior preferential distribution rights, but not including holders of shares without preferential distribution rights, shall be entitled to subscribe for such additional shares of stock with preferential distribution rights or interests convertible thereto, in proportion to the number of shares of stock owned at the time the increase is authorized by the shareholders, unless another time is specified in a resolution adopted by the shareholders at the time the increase is authorized. Notwithstanding the foregoing, holders of stock shall not have any preemptive rights to purchase or subscribe for (a) shares issued as compensation to directors, officers, agents or employees of the Association, its subsidiaries or affiliates; and (b) shares issued to satisfy conversion or option rights created to provide compensation to directors, officers, agents or employees of the Association, its subsidiaries or affiliates. Shares subject to preemptive rights that are not acquired by shareholders may be issued to any person for a period of one year after being offered to shareholders at a consideration set by the Board of Directors that is not lower than the consideration set for the exercise of preemptive rights. An offer at a lower consideration or after the expiration of one year is subject to the shareholders' preemptive rights.

     SECTION 5.3. SHAREHOLDER APPROVAL. Unless otherwise specified in the Articles of Association or required by law, (a) all matters requiring shareholder action, including amendments to the Articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (b) each shareholder shall be entitled to one vote per share.

     SECTION 5.4. RECORD DATE. Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

     SECTION 5.5. FRACTIONAL SHARES. If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (a) that the script or warrants will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

     SECTION 5.6. ISSUANCE OF DEBT. The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of the securities into securities of another class or series.

                                   ARTICLE 6
                          BOARD OF DIRECTORS' POWERS

     SECTION 6.1. OFFICERS. The Board of Directors shall appoint one of its members president of the Association and may appoint that member or another of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the Bylaws.

     SECTION 6.2. GENERAL POWERS. The Board of Directors shall have the power to:

     (a) Define the duties of the officers, employees, and agents of the Association.

     (b) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

     (c) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

     (d)  Dismiss officers and employees.

     (e) Require bonds from officers and employees and to fix the penalty thereof.

     (f) Ratify written policies authorized by the Association's management or committees of the board.

     (g) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (h)  Manage and administer the business and affairs of the Association.

     (i) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

     (j) Amend or repeal Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

     (k)  Make contracts.

     (l) Generally perform all acts that are legal for a Board of Directors to perform.

     (m) The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Pontotoc, Pontotoc County, Mississippi, without the approval of the shareholders and to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders, subject to the approval of the Office of the Comptroller of the Currency.

                                   ARTICLE 7
                                   DURATION

     The corporate existence of this Association shall continue until termination according to the laws of the United States.

                                   ARTICLE 8
                        SPECIAL MEETING OF SHAREHOLDERS

     The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.


                                   ARTICLE 9
                                INDEMNIFICATION

     SECTION 9.1. INSURANCE. The Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Association would have the power to indemnify such person against such liability under the provisions of this Article 9 or under the provisions of Mississippi law; provided, however, that such insurance coverage shall not include coverage for formal orders assessing civil money penalties against a director or employee of the Association.

     SECTION 9.2. RIGHT OF INDEMNITY FROM ASSOCIATION. In the event that the insurance purchased by the Association described in Section 9.1 of this
Article 9 does not fully cover liabilities and reasonable expenses that any present or former director, officer, employee or agent of the Association who, by reason of the fact that such party is or was serving at the request of the Association in such capacity, is made a party to any suit, action or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Association ("Indemnitee"), the Indemnitee shall be indemnified against such liabilities and reasonable expenses, including attorney's fees, incurred by the Indemnitee in connection with such action, suit, or proceeding, if the Indemnitee meets the requisite Standard of Conduct as defined below and described in Section 8.51(a)(2) and (b) of the Mississippi Business Corporation Act. The right of indemnity provided in this Article shall inure to the estate, executor, administrator, heirs, legatees, or devisees of any person entitled to such indemnification.

     SECTION 9.3. STANDARD OF CONDUCT. An Indemnitee meets the Standard of Conduct for any action taken, or the failure to take any action, by the Indemnitee; provided, however, that no such mandatory indemnification shall apply with respect to any Indemnitee found (a) to have received a financial benefit to which such Indemnitee is not entitled; (b) to have intentionally inflicted harm on the Association or its shareholders; (c) to have violated
Section 8.33 of the Mississippi Business Corporation Act by voting for or assenting to the making of an excessive distribution of shareholders in violation of Section 6.40 of the Mississippi Business Corporation Act; or (d) to have intentionally violated criminal law. An Indemnitee's conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believes to be in the best interest of the participants in and beneficiaries of the plan is conduct that satisfies the Standard of Conduct.

     The determination as to whether an Indemnitee has met the Standard of Conduct set forth herein shall be made:

     (a) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote,

     (b) by special legal counsel selected in the manner prescribed in Subsection (a) of this Section 9.3, or, if there are fewer than two
          (2) disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate), or

     (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     SECTION 9.4. PROHIBITED INDEMNIFICATION. Unless ordered by a court pursuant to Section 8.54(a)(3) of the Mississippi Business Corporation Act and
Section 9.5 of this Article 9, no indemnification shall be made in respect to any claim, judgments, amounts paid in settlement, issue, fine, matter, or attorney's fees in connection with: (a) a proceeding by or in the right of the Association, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the relevant Standard of Conduct set out above and in Section 8.51(a)(2) and (b) of the Mississippi Business Corporation Act; (b) any proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee's official capacity; or (c) an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by a director, officer or employee in the form of payments to the Association.

     SECTION 9.5. COURT ORDERED INDEMNIFICATION. An Indemnitee may apply to the court conducting a proceeding, or to another court of competent jurisdiction, for indemnification or an advance for expenses. After receipt of such an application, and after giving any notice it considers necessary, the court shall:

     (a) order indemnification if the court determines that the Indemnitee is entitled to mandatory indemnification under Section 79-4-8.52 of the Mississippi Code of 1972, as amended, and Section 9.6 of this
          Article 9;

     (b) order indemnification or advance for expenses if the court determines that the Indemnitee is entitled to indemnification or advance for expenses pursuant to a provision in Section 9.2 of this Article 9;

     (c) order indemnification or advance for expenses, if the court determines that, in view of all the relevant circumstances, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or to advance for expenses despite the fact that such Indemnitee did not meet the requirements of the laws of the State of Mississippi and these Articles of Association for an advance for expenses.

If the court determines that the Indemnitee is entitled to indemnification under Subsection (i) of this Section 9.5, or to indemnification or advance for expenses under Subsection (ii) of this Section 9.5, the court shall also order the Association to pay the Indemnitee's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the Indemnitee is entitled to indemnification under Subsection (c) of this Section 9.5, the court may also order the Association to pay the Indemnitee's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     SECTION 9.6. MANDATORY INDEMNIFICATION. Notwithstanding anything to the contrary in this Article 9, the Association shall indemnify an Indemnitee who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Indemnitee was a party because the Indemnitee is or was a director, officer or agent of the Association, against reasonable expenses incurred by the Indemnitee in connection with the proceeding.

     SECTION 9.7. ADVANCE FOR EXPENSES. The Association shall advance funds to pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a proceeding if (a) the Indemnitee furnishes the Association a written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the relevant Standard of Conduct set out and in Section 8.51(a)(2) and (b) of the Mississippi Business Corporation Act, or that the proceeding involves conduct for which liability of directors to the Association or its shareholders has been eliminated by a provision of these Articles of Association and Section 2.02(b)(4) of the Mississippi Business Corporation Act, and (b) the Indemnitee furnishes the Association a written undertaking to repay any funds advanced if the Indemnitee is not entitled to mandatory indemnification or if a final order is entered by the Office of the Comptroller of the Currency in the action assessing civil money penalties or requiring payments to the Association by the Indemnitee or there is a subsequent determination in the proceeding that the conduct of the Indemnitee was not the type of conduct eliminated from liability in these Articles of Association under Section 2.02(b)(4) of the Mississippi Business Corporation Act. The written undertaking must be an unlimited general obligation of the Indemnitee.

     Authorization of an advance for expenses under this Section 9.7 shall be made within two (2) weeks of the Indemnitee's submission to the Association of the written request and affirmation and undertaking described above and shall be made:

     (a) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote,

     (b) if there are fewer than two (2) disinterested directors, by the vote necessary for action under Section 2.6 of Article 2 of the Bylaws, in which case directors who do not qualify as disinterested directors may participate, or

     (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Before any advances of expenses are made pursuant to this Section 9.7 to an Indemnitee, the Board of Directors, in good faith, must determine in writing, that all of the following conditions are met:

     (a) the officer, director or employee has a substantial likelihood of prevailing on the merits;

     (b) in the event the officer, director or employee does not prevail, he or she will have the financial capability to reimburse the Association; and

     (c) payment of expenses by the Association will not adversely affect the Association's safety and soundness. If at any time after an advancement or reimbursement of expenses has been approved and begun as described therein, the Board of Directors believes, or should reasonably believe that any of these conditions are no longer met, the Association shall cease paying such expenses and, if the Board of Directors determines that the Indemnitee willfully misrepresented the factors relevant to the Board's determination of these conditions, the Board of Directors shall enter into a written agreement with the Indemnitee specifying the terms and conditions under which he or she will be required to reimburse the Association.

                                  ARTICLE 10
                                   AMENDMENT

     These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

     IN WITNESS WHEREOF, we have hereunto set our hands this _____ of December, 1996.


-----------------------------                    -----------------------------
Anna Berryhill                                   Michael Simon


-----------------------------                    -----------------------------
Buddy R. Montgomery                              Charles D. Thomas


-----------------------------                    -----------------------------
Larry Russell                                    J. Lowell Whitworth


-----------------------------
J. Richard Doty

                                   BYLAWS OF
                    FIRST INTERIM NATIONAL BANK OF PONTOTOC












                                   EXHIBIT B

                                   BYLAWS OF
                    FIRST INTERIM NATIONAL BANK OF PONTOTOC
                    ---------------------------------------


                                   ARTICLE 1
                            MEETINGS OF SHAREHOLDERS

     SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, 19 South Main Street, City of Pontotoc, State of Mississippi or such other place as the Board of Directors may designate, at 2:00 o'clock p.m., on the third Tuesday of March of each year, or if that date falls on a legal holiday in the State in which the Association is located, on the next following banking day. Unless otherwise provided by law, notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

     SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than 10% percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting.

     SECTION 1.3. RECORD DATE. The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

     SECTION 1.4. SPECIAL MEETING TO AMEND ARTICLES OF ASSOCIATION OR BYLAWS. A special meeting may be called by shareholders or the Board of Directors to amend the Articles of Association or Bylaws, whether or not the Bylaws may be amended by the Board in the absence of shareholder approval.

     SECTION 1.5. ADJOURNMENT OF MEETING. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     SECTION 1.6. NOMINATIONS OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the president of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1)  The name and address of each proposed nominee.

     (2)  The principal occupation of each proposed nominee.

     (3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

     (4)  The name and residence address of the notifying shareholder.

     (5) The number of shares of capital stock of the Association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     SECTION 1.7. JUDGES OF ELECTION. Every election of directors shall be managed by two judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     SECTION 1.8. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

     SECTION 1.9. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 9.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast at a meeting wherein a quorum is present shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 9.2.

                                   ARTICLE 2
                                   DIRECTORS

     SECTION 2.1. BOARD OF DIRECTORS. The Board of Directors (Board) shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

     SECTION 2.2. NUMBER. The Board shall consist of not less than five nor more than 25 shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof.

     SECTION 2.3. ORGANIZATION MEETING. The cashier, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new Board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     SECTION 2.4. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday of each month at the main office or other such place as the Board may designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate another day.

     SECTION 2.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the president of the Association, or at the request of a majority of the directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

     SECTION 2.6. QUORUM. A majority of the director positions on the Board shall constitute a quorum at any meeting, except when otherwise provided by law, or the Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced to below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7. If a quorum is present, the Board of Directors may take action through the vote of a majority of the directors who are in attendance.

     SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

                                   ARTICLE 3
                            COMMITTEES OF THE BOARD

(INSTRUCTION: THE BOARD OF DIRECTORS HAS POWER OVER AND IS SOLELY RESPONSIBLE FOR THE MANAGEMENT, SUPERVISION AND ADMINISTRATION OF THE ASSOCIATION. THE BOARD OF DIRECTORS MAY DELEGATE ITS POWER, BUT NOT ANY OF ITS RESPONSIBILITIES, TO SUCH PERSONS OR COMMITTEES AS THE BOARD MAY DETERMINE.)

     SECTION 3.1. GENERAL. The Board of Directors must formally ratify written policies authorized by committees of the Board before such policies become effective. Each committee must have one or more member(s), who serve at the pleasure of the Board of Directors. Provisions of the Articles of Association and the Bylaws governing place of meetings, notice of meeting, quorum and voting requirements of the Board of Directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the Board of Directors.

     SECTION 3.2. LOAN COMMITTEE. The Board of Directors may appoint a loan committee composed of two (2) directors, appointed by the Board annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     SECTION 3.3. INVESTMENT COMMITTEE. The Board of Directors may appoint an investment committee composed of (1) director, appointed by the Board annually or more often. The investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     SECTION 3.4. EXAMINING COMMITTEE. The Board of Directors may appoint an examining committee composed of not less than two (2) directors, exclusive of any active officers, appointed by the Board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Association as shall be deemed advisable.

     SECTION 3.5 OTHER COMMITTEES. The Board of Directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the Board may determine.

     SECTION 3.6.  LIMITATION ON COMMITTEE ACTION.  No committee may:

     (1)  Authorize distributions of assets or dividends.

     (2)  Approve action required to be approved by shareholders.

     (3)  Fill vacancies on the Board of Directors or any of its committees.

     (4)  Amend the Articles of Association.

     (5) Adopt, amend or repeal the Bylaws.

     (6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

                                   ARTICLE 4
                             OFFICERS AND EMPLOYEES

     SECTION 4.1. CHAIRPERSON OF THE BOARD. The Board of Directors may appoint one of its members to be the chairperson of the Board to serve at its pleasure who may also be the president of the Association. Such person shall preside at all meetings of the Board of Directors. The chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

     SECTION 4.2. PRESIDENT. The Board of Directors shall appoint one of its members to be the president of the Association. In the absence of the chairperson, if any, the president shall preside at any meeting of the Board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

     SECTION 4.3. VICE PRESIDENT. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president shall be designated by the Board of Directors, in the absence of the president, to perform all the duties of the president.

     SECTION 4.4. SECRETARY. The Board of Directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The secretary or cashier shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary or cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

     SECTION 4.5. OTHER OFFICERS. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the chairperson of the Board, or the president. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

     SECTION 4.6. TENURE OF OFFICE. The president and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the Board of Directors.

     SECTION 4.7. RESIGNATION. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                   ARTICLE 5
                              FIDUCIARY ACTIVITIES

     SECTION 5.1. TRUST OFFICER. The Board of Directors may appoint a trust officer of the Association whose duties shall be to manage, supervise and direct all fiduciary activities. Such persons shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the Association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters. The Board of Directors may appoint other trust officers as it may deem necessary, with such duties as may be assigned.

     SECTION 5.2. TRUST INVESTMENT COMMITTEE. The Board of Directors may appoint a trust investment committee of the Association composed of three (3) members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee, and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

     SECTION 5.3. TRUST AUDIT COMMITTEE. The Board of Directors shall appoint a trust audit committee consisting of three (3) directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year and within 15 months of the last such audit make suitable audits of the Association's fiduciary activities or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

     SECTION 5.4. FIDUCIARY FILES. There shall be maintained by the Association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     SECTION 5.5. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE 6
                          STOCK AND STOCK CERTIFICATES

     SECTION 6.1. TRANSFERS. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

     SECTION 6.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. The Board of Directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

     SECTION 6.3. REGISTRATION OF STOCK OF NOMINEES. The Association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Association as the shareholder. The procedure may set forth:

     (1)  The types of nominees to which it applies.

     (2) The rights or privileges that the Association recognizes in a beneficial owner.

     (3) How the nominee may request the Association to recognize the beneficial owner as the shareholder.

     (4)  The information that must be provided when the procedure is selected.

     (5) The period over which the Association will continue to recognize the beneficial owner as the shareholder.

     (6)  Other aspects of the rights and duties created.

                                   ARTICLE 7
                                 CORPORATE SEAL

     The president, the secretary, the cashier, or any assistant secretary or cashier, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                               (  Impression  )
                               (      of      )
                               (     Seal     )



                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

     SECTION 8.1. FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

     SECTION 8.2. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deed, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the chairperson of the Board, or the president, or any vice president, or the secretary, or the cashier, or if in connection with exercise of fiduciary powers of the Association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the

Board of Directors may from time to time direct.  The provisions of this Section
8.2 are supplementary to any other provision of these Bylaws.

     SECTION 8.3. RECORDS. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, the cashier, or other officer appointed to act as secretary of the meeting.

                                   ARTICLE 9
                                     BYLAWS

     SECTION 9.1. INSPECTION. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

     SECTION 9.2. AMENDMENTS. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors except as provided below. The Association's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by its Board of Directors.


     I, the undersigned, do hereby certify that I am the duly constituted secretary (or cashier) of First Interim National Bank of Pontotoc and secretary of its Board of Directors, and as such officer I am the official custodian of its records; that the foregoing Bylaws are the Bylaws of the Association, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature and the seal of the Association, in the City of Pontotoc, Mississippi, on this _____ day of December, 1996.



                                        -----------------------------------
                                        Larry Russell, Secretary


Seal